UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 8, 2026

ImmuCell Corporation
(Exact name of registrant as specified in its charter)

DE	001-12934	01-0382980
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

56 Evergreen Drive Portland, Maine	04103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 207-878-2770

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K ﬁling is intended to simultaneously satisfy the ﬁling obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value per share	ICCC	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.  Results of Operations and Financial Condition

On January 8, 2026, ImmuCell Corporation (the “Company”) issued a press release announcing its preliminary, unaudited sales results for the three-month and twelve-month periods ended December 31, 2025. A copy of the press release is furnished as Exhibit 99.1 hereto, and is incorporated herein by reference.
The information in this report and the exhibit attached hereto are being furnished and shall not be deemed filed for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly stated by specific reference in such filing.

Item 2.06. Material Impairments.

In its January 8, 2026 press release (see Exhibit 99.1, incorporated herein by reference), the Company announced that it will record approximately $3.6 million in non-cash impairment write-downs during the three-month period ended December 31, 2025.

1.
As announced on December 24, 2025, the Company decided to pause further investment in Re-Tain® after receiving an FDA Incomplete Letter because the Company’s contract manufacturer had not satisfactorily addressed previously cited inspectional deficiencies. The net book value of the Re-Tain® assets as of September 30, 2025 was approximately $15.5 million. The Company presently believes it will be able to repurpose most of those assets for expanded production of the Company’s lead product, First Defense®. The resulting non-cash impairment write-down of property, plant and equipment pertaining to Re-Tain® is currently estimated at approximately $2.9 million (a figure higher than the preliminary estimated write-down).

2.
Unrelated to Re-Tain®, the Company has identified a $0.1 million, non-cash impairment write-down of certain property, plant and equipment, and a $0.6 million write-down primarily of work-in-process colostrum inventory that was determined to no longer be fit for processing into First Defense®.

The Company does not expect that these charges will result in material future cash expenditures. The actual timing, fair values, and the related impairment charges associated with these actions may differ from the Company’s current expectations due to the inherent nature of the estimates and such differences may be material.

Item 8.01. Other Events.

In its January 8, 2026 press release (see Exhibit 99.1, incorporated herein by reference), the Company announced that it will host a conference call on Friday, January 9, 2026, at 9:00 AM ET to discuss the unaudited top line results and review its strategic shift to First Defense® and away from Re-Tain®. Interested parties may access the conference call by dialing (844) 855-9502 (toll free) or (412) 317-5499 (international). A replay of the conference call will be available until January 16, 2026, by dialing (855) 669-9658 (toll free) or (412) 317-0088 (international) and using the replay access code #6043808.
Additionally, the Company will host a second conference call on Thursday, February 26, 2026, at 9:00 AM ET to discuss the full, unaudited financial results for the quarter and year ended December 31, 2025. The Company plans to release these results after market close on Wednesday, February 25, 2026. Interested parties may access this conference call by dialing (844) 855-9502 (toll free) or (412) 317-5499 (international). A replay of the conference call will be available until March 5, 2026, by dialing (855) 669-9658 (toll free) or (412) 317-0088 (international) and using the replay access code #2017737.

Item 9.01.  Financial Statements and Exhibits.

d.	Exhibits

The following exhibits shall be deemed to be furnished, and not filed:

99.1	Press Release dated January 8, 2026, entitled “ImmuCell Announces Preliminary, Unaudited Sales Results for Q4 and Full Year of 2025”
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUCELL CORPORATION

Date: January 8, 2026	By:	/s/ Timothy C. Fiori
Timothy C. Fiori
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release of ImmuCell Corporation dated January 8, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)